SUBLEASE AGREEMENT


1.       PARTIES.
         This Sublease, dated January 11, 1996, is made between Felts, Mullens & Fuos herein called ("Sublessor") whose primary business is 12655 North Central Expressway, Suite 800, Dallas, Texas 75243 (the "Premises") and Preferred Telecom, Inc. herein called ("Sublessee").

2.       MASTER LEASE.
         Whereas Sublessor as Tenant entered into a Lease with The Prudential Insurance Company of America, a New Jersey Corporation as ("Lessor") and Skeels, Mullens & Associates, Inc. d.b.a. Felts, Mullens & Fuos ("Lessee") dated June 11, 1992 hereinafter referred to as the "Master Lease" a copy of which is attached hereto as Exhibit A and made a part hereof and, Lessor and Lessee entered into a First Modification and Ratification to the Lease dated January 21, 1993, a Second Modification and Ratification to the Lease dated January 29, 1993, a Third
         Modification and Ratification to the Lease dated June 21, 1993, a Fourth Modification and Ratification to the Lease dated September 17, 1993, and a Fifth Modification and Ratification of the Lease dated January 13, 1995, all of which Modifications and Ratifications of the Lease are herein after incorporated and referred to as the Master Lease.

3.       PREMISES.
         The parties hereto have agreed that Sublessor shall sublet to Sublessee 11,621 rentable square feet of space located on the 8th floor of North Central Plaza I, located at 12655 North Central Expressway, Dallas, Texas. This square footage figure was derived from the Master Lease and will be used for all purposes under this Sublease.

4.       WARRANTY BY SUBLESSOR.
         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.       TERM.
         The Term of this Sublease shall commence on February 1, 1996 ("Commencement Date"), or when Lessor consents to this sublease if such consent is required under the Master Lease, whichever shall last occur, and end on August 31, 2002 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term and the Rent shall be prorated accordingly. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the


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         delay,  and the validity of this  Sublease  shall not be impaired,  but rent shall abate until delivery of Possession.

         Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within seven (7) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, excluding the payment of rent.

6.       RENT.
         6.1 Minimum Rent. Sublessee agrees to pay to Sublessor as rent for the Premises a monthly rent as follows:

                  02/01/96 - 01/31/99       $10,652.58        ($11.00/rsf)
                  02/01/99 - 08/31/02       $12,589.42        ($13.00/rsf)
                  Inclusive of parking and building standard utility usage.

         Sublessee shall pay Sublessor, without notice, deduction or offset, rent by the 3rd day of each month.

         6.2 Operating Costs. The Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Additional Rent"), including but not limited to taxes, utilities, and insurance over a Base amount. The Sublessee shall pay to Sublessor as Additional Rent all increases in these expenses as detailed in the Lease over the actual cost for the calendar year 1996.

7.       PREPAYMENTS.
         Sublessee shall deposit with Sublessor upon execution of the Sublease the sum of $10,652.58 as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Notwithstanding the above, Sublessee will provide Sublessor, within five (5) days of full execution of the


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         Sublease Agreement,  a Letter of Credit in the amount of Fifty Thousand
         Dollars ($50,000.00) issued by BankOne. The term of this Letter of Credit will be for two (2) years in the name of Felts, Mullens & Fuos, or its Successors and/or Assigns. Further terms of this Letter of Credit are outlined on Exhibit B of this Sublease. Additionally, upon execution of the Sublease, Sublessee will prepay Sublessor the first month of rent in the amount of $10,652.58.

         Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection
         6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.       USE OF PREMISES.
         Sublessee shall use the Premises for permitted office uses only as defined in the Master Lease.

9.       ASSIGNMENT AND SUBLETTING.
         Sublessee shall not assign this Sublease or further sublet all or any part of the Premises.

10.      INDEMNIFICATION.
         Sublessee shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Master Lease. Sublessee will defend, indemnify and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including but not limited to reasonable attorneys' fees, which Sublessor may incur or pay out by reason of any injuries or death to persons or damage to property occurring in, on or about the Premises during the term of the Sublease or by reason of any breach or default hereunder on Sublessee's part, or by reason of any work done in or to the Premises by Sublessee, its agents, employees, guests, invitees and contractors during term of Sublease. Sublessee shall in no case have any rights in respect to the Premises greater than Sublessee's rights under the Master Lease, and Sublessor shall have no liability to Sublessee for any matter whatsoever for which Sublessor does not have at least coextensive rights as Tenant, against the Landlord under the Master Lease. Notwithstanding the foregoing this section shall not reduce or minimize Sublessor's obligations under the Master Lease.


11.      INSURANCE.
         Sublessee covenants to provide on or before the Commencement Date and to keep in force during the Term hereof insurance coverage per the requirements of Tenant's Insurance of the Master Lease (Section 7.03) which provides for General Public Liability Insurance "protection to the limit of not less than 1,000,000.00 combination per occurrence." Such policy which shall name Sublessor and Landlord as an additional insured, is to be written by insurance


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         companies  licensed  to do  business  in the  State of Texas and have a
         Best's rate of A-VII or better.

         Further, Sublessee also covenants to provide on or before the Commencement Date and to keep in force during the Term hereof 100% full replacement insurance coverage for the phone system and furniture delineated in Schedules A and B attached hereto.

         Prior to the time such insurance is first required to be carried by Sublessee, and thereafter, at least fifteen (15) days prior to the expiration of any such policy, Sublessee agrees to deliver to Sublessor either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be canceled or materially changed except upon ten (10) days' notice to Sublessor, together with evidence of payment of the premium. Sublessee's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Sublessor to exercise any or all of the remedies as provided in the Sublease in the event of Sublessee's default. Notwithstanding anything to the contrary contained in this Sublease, the carrying of insurance by Sublessee in compliance with this paragraph shall not modify, reduce, limit or impair Sublessee's obligations and liability under paragraph 10 hereof. Provisions of this section should not reduce or limit Sublessor's insurance obligations under the Master Lease.


12.      OTHER PROVISIONS OF SUBLEASE.
         Sublessee assumes and agrees to perform all obligations under the Master Lease during the Term of this Sublease. Neither Sublessee nor Sublessor shall commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for all damage suffered as a result of such termination.

         Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default of breach hereunder.

         Notwithstanding the above, or anything contained to the contrary herein, Sublessor agrees that it will not exercise its option to terminate the Master Lease contained in Article 15.24 of the Master Lease nor will it exercise its right to give back a portion of the Premises under Article 15.25 of the Master Lease unless it receives written notice from the Sublessee allowing Sublessor such action. Any breach of this agreement by Sublessor will constitute a default by Sublessor and Sublessee will be entitled to damages as set forth in this Sublease.

13.      ATTORNEYS' FEES.


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         If Sublessor or Sublessee  shall  commence an action  against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

14.      ADDITIONAL COSTS.
         Sublessee shall be responsible for any additional costs incurred as a result of Sublessee's occupancy of the Premises, i.e. after hours HVAC costs, above standard electrical consumption, additional janitorial costs, loss of parking cards or the cost of additional cards or keys to the Premises, operating expense pass-throughs, etc. Sublessor will forward all invoices received from the Landlord to Sublessee and Sublessee will pay the same to Sublessor within five (5) business days.

15.      HOLDOVER.
         Any holdover at the expiration of this sublease with Sublessor's prior written consent shall be on a month-to-month basis.

16.      ALTERATIONS.
         Sublessee shall accept the space in "as is" condition. However, Sublessor, with Landlord's and Sublessor's written approval, will allow Sublessee to perform (at Sublessee's sole cost and expense) minor modifications to the Premises.

17.      TERMINATION AND RE-ENTRY BY SUBLESSOR ON SUBLESSEE'S DEFAULT.
         If Sublessee abandons or vacates the leased premises or is dispossessed for cause by Sublessor before the termination of this Sublease, or any renewal thereof, Sublessor may, on giving ten (10) days written notice to Sublessee, declare this Sublease forfeited. Sublessee shall be liable to Sublessor for all damages suffered by reason of such forfeiture. Such damages shall include, but shall not be limited to, the following; (1) all actual damages suffered by Sublessor until the Premises are relet, including reasonable expenses incurred in attempting to relet; (2) the difference between the rent received if the Premises are relet and the rent under this Sublease.

18.      LITIGATION COSTS.
         If any legal action is filed to enforce this sublease, or any part thereof, the prevailing party shall be entitled to recover reasonable attorney fees, to be fixed by the court, and costs of the action.

19.      APPLICABLE LAW, VENUE, AND SERVICE.
         Texas  law  shall  be  used  in  interpreting   this  Sublease  and  in
         determining the rights of the parties under it.

20.      SURRENDER OF PREMISES AND KEYS.
         Sublessee agrees that at the expiration of this Sublease, it will quit and surrender the subleased premises without notice, and will deliver to Lessor all keys belonging to the Premises, as well as parking and/or security cards.



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21.      SUBLESSEE'S INSOLVENCY, BANKRUPTCY, RECEIVERSHIP, OR ASSIGNMENT
         FOR CREDIT.
         If Sublessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee for creditors, or other liquidating officer is appointed for Sublessee's business, Sublessor may terminate this sublease at its option.

22.      NOTICES.
         Except where otherwise required by statute, all notices given pursuant to the provisions of this sublease shall be in writing, addressed to the party to whom the notice is given, and sent by registered or certified mail to the last known mailing address of the party. However, notices to Sublessee may be sent to the address of the subleased premises. Sublessor shall provide Sublessee timely written notification of any address changes.

23.      PHONE SYSTEM.
         Sublessor's existing phone system is to remain with the space for Sublessee's use during the entire Sublease term. Although Sublessee will have the exclusive use and possession of the phone system, Sublessor will retain ownership of the same.

24.      FURNITURE.
         During the Sublease term, Sublessor will allow Sublessee the use of their conference room furniture (table, chairs and two side pieces) and such other furniture as will be listed out by Sublessor within 5 (five) business days of full execution of Sublease document and approval by Landlord and shall then be attached to Schedule B and made a part of the Sublease Document. Although Sublessee shall have the exclusive use and possession of the aforementioned furniture, Sublessor will retain ownership of the same.

25.      PARKING.
         Subtenant will take possession of Sublessor's existing parking spaces.

26.      BASE YEAR.
         For the purpose of calculating operating expense pass-through under this Sublease, a 1996 base year expense stop will be utilized.

27.      PHONE SERVICE.
         Sublessee agrees to provide Sublessor or its Successors and/or Assigns with long distance phone service at Sublessee's cost during the entire sublease term so long as Sublessor pays Sublessee for such long distance phone service in a timely manner consistent with Sublessee's normal billing and payment policy.

28.      COMMISSION.
         Sublessor will pay all Broker and Outside Procuring Broker commissions associated with this Sublease per separate Exclusive Subleasing Listing Agreement.

29.      RENTAL OBLIGATION UNDER MASTER LEASE.


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         Sublessor  shall  continue to pay Base Rent and  Additional  Rent,  due under the Master Lease, directly to Lessor; and continue to comply with all other provisions of the Master Lease.

30. SUBLEASE APPLICABLE TO HEIRS, SUCCESSORS AND ASSIGNS. The terms, conditions, and covenants of this sublease shall inure to and be binding on the heirs, successors, administrators, executors, and assigns of the parties hereto, except as otherwise herein provided.

31.      DEFAULT AND CURE.
         The terms of Article 13 of the Master Lease (substituting "Sublessee" for "Tenant" and "Sublessor" for "Landlord") shall cover this provision, except that: 1) Sublessee shall have three (3) days rather than five (5) days to cure a monetary default; and, 2) Sublessee shall have twenty-five (25) days rather than thirty (30) days to cure a nonmonetary default.

32.      TERMINATION OF SUBLEASE
         In the event Sublessor commits monetary default under the Master Lease and Sublessor does not cure such default within a five (5) day period after receiving written notice from Lessor, then Sublessee shall have the right to cure such default for the Sublessor and/or, at their election, they may terminate this Sublease Agreement with no further obligations to Sublessor or Lessor. Under these events, Sublessor shall return security deposit to Sublessee and the Letter of Credit identified under Exhibit B of this Sublease Agreement shall become null and void.

33.      ASSIGNMENT BY SUBLESSOR.
         In the event that Felts, Mullens & Fuos is purchased by or merges with another firm, that other firm will agree to uphold the terms of this Sublease and will therefore be assigned as and assume the position of Sublessor with such change to become a documented addition to this Sublease but with no other changes in the Sublease Agreement. Felts, Mullens & Fuos along with any assigns shall be jointly liable to perform the duties and obligations under this Sublease.

34.      CONSENT BY LESSOR.
         THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN FIVE (5) DAYS AFTER EXECUTION HEREOF, UNLESS OTHERWISE AGREED TO BY THE PARTIES OF THIS AGREEMENT, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

Exhibits A & B and Schedules A & B are attached to and are a part of this Sublease Agreement.

SUBLESSOR:                                           SUBLESSEE:
Felt, Mullens & Fuos                                 Preferred Telecom, Inc.






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By:

Title:                                                        Title:

Date:                                                         Date:


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                                                     EXHIBIT A



(Original Lease Document with all modifications and ratifications, a.k.a Master
 Lease)


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                                                     EXHIBIT B

(Furniture List)